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                                Compu-DAWN, Inc.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                                                       For the Year Ended
                                                                                                           December 31,
                                                                                                        1998              1997
                                                                                                   -------------     -------------

NET (LOSS)                                                                                          $(2,783,552)      $(4,436,745)
                                                                                                    ===========       ===========


WEIGHTED AVERAGE SHARES:
      Common shares outstanding                                                                       2,937,724         1,556,587
      Assumed conversion of cheap options and warrants                                                  -                 713,460
                                                                                                   ------------       -----------

                                                                                                      2,937,724         2,270,047

BASIC EARNINGS (LOSS) PER COMMON SHARE                                                                   $(0.95)          $(1.95)
                                                                                                         ======           ======



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                                 - Exhibit 11 -


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